                                                                    EX. 99.B1(m)



                               NATIONS FUND, INC.

                             ARTICLES SUPPLEMENTARY



              Nations Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

              FIRST: The Board of Directors, pursuant to resolution duly adopted at a regular meeting of the Corporation's Board of Directors on October 14, 1994 and pursuant to Section 2-208.1 of the Maryland Corporation Law authorized the appropriate Officers of the Corporation to take such action as necessary to increase the number of authorized shares of common stock of the Corporation to two hundred seventy billion (270,000,000,000), all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two hundred and seventy million dollars ($270,000,000.00).

              SECOND: Immediately before the twenty billion (20,000,000,000) increase in the aggregate number of shares as set forth in Article FIRST hereto, the Corporation was authorized to issue two hundred fifty billion (250,000,000,000) shares of common stock, all of which had a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two hundred fifty million dollars ($250,000,000.00).

              Of those two hundred fifty billion (250,000,000,000) shares, ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor B Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Prime Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Investor B Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Treasury Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Treasury Fund; zero (0) shares were classified as Investor A Shares of Nations Tax-Exempt Money Market Fund Fund; zero (0) shares were classified as Trust A Shares of Nations Tax-Exempt Money Market Fund; zero
(0) shares were classified as Trust B Shares of Nations Tax-Exempt Money Market Fund Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Equity Income Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Equity
Income Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations Government Securities Fund; ten billion (10,000,000,000) shares were classified as Investor A Shares of Nations International Equity Fund; ten billion (10,000,000,000) shares were classified as Investor C Shares of Nations International Equity Fund; ten billion (10,000,000,000) shares were classified as Investor N Shares of Nations International Equity Fund; ten billion (10,000,000,000) shares were classified as Trust A Shares of Nations International Equity Fund; and ten billion (10,000,000,000) shares were classified as Trust B Shares of Nations International Equity Fund.

              THIRD: The Board of Directors has duly classified ten billion (10,000,000,000) shares of the unissued shares of capital stock of the Corporation into a class designated new "Investor D Shares" and has provided for the issuance of such class. These 10,000,000,000 Investor D Shares are designated as Investor D Shares of Nations Prime Fund.

              FOURTH: The Board of Directors has duly classified ten billion (10,000,000,000) shares of the unissued shares of capital stock of the Corporation into a new class designated new "Investor D Shares" and has provided for the issuance of such class. These 10,000,000,000 Investor D Shares are designated as Investor D Shares of Nations Treasury Fund.

              FIFTH: The classes of shares of Nations Prime Fund and Nations Treasury Fund of the Corporation referred to in Articles THIRD and FOURTH shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemptions:

              (a) All consideration received by the Corporation for the issue or sale of shares of each class of Shares ("Class") of each Fund, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" each such Class. The assets belonging to each Class of each Fund may be invested with the assets belonging to each other Class of such Fund and, if so, the income, earnings, profits and proceeds thereof shall be allocated to each Class of the Fund in the proportion that the assets belonging to each Class bear to the total assets of the Fund or as otherwise determined by the Board of Directors;

              (b) Dividends or distributions on each Class of each Fund, whether payable in stock or cash, shall be paid only out of earnings, surplus or other assets belonging to each such Class;

              (c) In event of the liquidation or dissolution of the Corporation, the holders of each Class of each Fund shall each be entitled to receive, as a Class, out of the assets of the Corporation available for distribution to stockholders, other than general assets not belonging to any particular Class, assets belonging to such Class of such Fund. The assets so distributable to the holders of each Class of each Fund shall be distributed among such stockholders in proportion to the number of shares of each such Class held by them and recorded on the books of the Corporation;

              (d) The assets belonging to each Class of each Fund shall be charged with the expenses and liabilities of the Corporation in respect of such Class as well as with such Class' share of the general expenses and liabilities of the Fund and/or the Corporation as determined by the Board of Directors. The expenses and liabilities so charged to each Class are herein referred to as "expenses and liabilities belonging to" such Class. The determination of the Board of Directors shall be conclusive as to the allocation of expenses and liabilities, including accrued expenses and reserves, and assets to a given Class or Classes;

              (e) On each matter submitted to a vote of the stockholders, each holder of shares of a Class shall be entitled to one vote for each such share standing in his or her name on the books of the Corporation and shall vote together with the holders of all Classes of stock of the Corporation as a single Class; provided, however, that holders of a Class of a Fund shall have the exclusive right to vote on any agreement, investment restriction or other matter requiring shareholder vote that relates only to such Class or Classes of such Fund ("Class Voting"), that holders of all Classes of a Fund shall have the exclusive right to vote on any agreement or other matter requiring shareholder vote that relates only to that Fund ("Fund Voting"), and that to the extent Class Voting or Fund Voting is required by the Investment Company Act of 1940 or Maryland Law as to any matter, those requirements shall apply. Any fractional share, if any such fractional share is outstanding, shall carry proportionately all the rights of a whole share, including the right to vote and the right to receive dividends, but excluding the right to receive a stock certificate evidencing a fractional share;

              (f) The net asset value of each Class of each Fund shall be computed separately from that of each other Class of that Fund or any other class of stock of the Corporation;

              (g)  Except  as  otherwise   provided  herein,   the  preferences,
conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption applicable to the Corporation's stock as set forth in the Corporation's Articles of Incorporation, as it may be amended from time to time, shall apply.

              SIXTH: Following the authorization of the two hundred seventy billion (270,000,000,000) shares referred to in Article FIRST and classified in Articles THIRD and FOURTH, the total outstanding shares of the Corporation's common stock, all of which have a par value of one tenth of one cent ($.001) per share, having an aggregate par value of two hundred seventy million dollars ($270,000,000.00), are classified as follows:

              (a)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor A Shares of Nations Prime Fund;

              (b)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor B Shares of Nations Prime Fund;

              (c)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor C Shares of Nations Prime Fund;

              (d)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor D Shares of Nations Prime Fund;

              (e) ten billion (10,000,000,000) shares are classified as Trust A Shares of Nations Prime Fund;

              (f) ten billion (10,000,000,000) shares are classified as Trust B Shares of Nations Prime Fund;

              (g)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor A Shares of Nations Treasury Fund;

              (h)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor B Shares of Nations Treasury Fund;

              (i)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor C Shares of Nations Treasury Fund;

              (j)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor D Shares of Nations Treasury Fund;

              (k) ten billion (10,000,000,000) shares are classified as Trust A Shares of Nations Treasury Fund;

              (l) ten billion (10,000,000,000) shares are classified as Trust B Shares of Nations Treasury Fund;

              (m) zero (0) shares are classified as Investor A Shares of Nations Tax-Exempt Money Market Fund;

              (n) zero (0) shares are classified as Trust A Shares of Nations Tax-Exempt Money Market Fund;

              (o) zero (0) shares are classified as Trust B Shares of Nations Tax-Exempt Money Market Fund;

              (p)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor A Shares of Nations Equity Income Fund;

              (q)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor C Shares of Nations Equity Income Fund;

              (r)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor N Shares of Nations Equity Income Fund;

              (s) ten billion (10,000,000,000) shares are classified as Trust A Shares of Nations Equity Income Fund;

              (t) ten billion (10,000,000,000) shares are classified as Trust B Shares of Nations Equity Income Fund;

              (u)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor A Shares of Nations Government Securities Fund;

              (v)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor C Shares of Nations Government Securities Fund;

              (w)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor N Shares of Nations Government Securities Fund;

              (x) ten billion (10,000,000,000) shares are classified as Trust A Shares of Nations Government Securities Fund;

              (y) ten billion (10,000,000,000) shares are classified as Trust B Shares of Nations Government Securities Fund;

              (z)   ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor A Shares of Nations International Equity Fund;

              (aa)  ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor C Shares of Nations International Equity Fund;

              (bb)  ten  billion   (10,000,000,000)  shares  are  classified  as
                    Investor N Shares of Nations International Equity Fund;

              (cc) ten billion (10,000,000,000) shares are classified as Trust A Shares of Nations International Equity Fund; and

              (dd) ten billion (10,000,000,000) shares are classified as Trust B Shares of Nations International Equity Fund.

              The summary and restatement of the total outstanding shares of the Corporation's common stock in this Article SIXTH has not otherwise changed the
preferences,   conversion  and
other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemptions of such classes of shares.

              SEVENTH: The Corporation is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended.

              EIGHTH: The Board of Directors of the Corporation increased the total number of shares of common stock the Corporation has authority to issue pursuant to Section 2-105(c) of the Maryland General Corporation Law, and has classified such shares pursuant to Section 2-105(a) of the Maryland General Corporation Law and the Corporation's Articles of Incorporation.

              NINTH: The Board of Directors has duly authorized the filing of these Articles Supplementary.

              IN WITNESS WHEREOF, NATIONS FUND, INC. has caused these Articles Supplementary to be executed by its President and its corporate seal to be affixed and attested by its Secretary on this ___ day of December, 1994. The President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation, and states under the penalties of perjury that to the best of his knowledge, information and belief, the matters and facts relating to approval hereof are true in all material respects.

                                                     NATIONS FUND, INC.


[SEAL]                                               By: /S/ A. Max Walker
                                                         A. Max Walker
                                                         President


ATTEST:




/S/ Richard H. Blank, Jr.
Richard H. Blank, Jr.
Secretary